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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A


                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported) July 18, 1997


                         Commission File Number: 1-12546



                          PACIFIC GULF PROPERTIES INC.
             (Exact name of Registrant as specified in its Charter)



         MARYLAND                                     33-0577520
 (State of Incorporation)                (I.R.S. Employer Identification No.)


        4220 VON KARMAN, 2ND FLOOR, NEWPORT BEACH, CALIFORNIA 92660-2002
          (Address of principal executive offices, including zip code)

                                  714-223-5000
              (Registrant's telephone number, including area code)


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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a) Report of Independent Auditors on Combined Statement of Revenues and Certain Expenses of AEW/Lincoln Properties for the Year Ended December 31, 1996

         (b)      Exhibits

                  23.1     Consent of Independent Auditors


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                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC GULF PROPERTIES INC.



/s/  Donald G. Herrman
--------------------------------------
Donald G. Herrman
Executive Vice President,
Chief Financial Officer and Secretary



Dated:  August 4, 1997
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                         Report of Independent Auditors


To the Shareholders and Board of Directors
Pacific Gulf Properties Inc.

We have audited the accompanying combined statement of revenues and certain expenses of Chino Distribution Center, Downey Distribution Center, Fontana Industrial/Distribution Center, Rancho Bernardo Business Center and Warm Springs Industrial Park, five industrial properties to be acquired by Pacific Gulf Properties Inc. from Lincoln Pacific Industrial Fund (collectively referred to as the "AEW/Lincoln Properties") for the year ended December 31, 1996. The statement is the responsibility of AEW/Lincoln Properties' management. Our responsibility is to express an opinion on the statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in a Form 8-K filing) as described in Note 2 to the statement and is not intended to be a complete presentation of the revenues and expenses of the AEW/Lincoln Properties.

In our opinion, the statement referred to above presents fairly, in all material respects, the combined revenues and certain expenses, as defined above, of the AEW/Lincoln Properties for the year ended December 31, 1996, in conformity with generally accepted accounting principles.



                                                /s/ ERNST & YOUNG LLP


Newport Beach, California
June 20, 1997


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